Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Life Account B:


We consent to the use of our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company and our report dated February 26, 1999, relating to the financial statements of Variable Life Account B, which are included in this Post-Effective Amendment No. 13 to Registration Statement (File No. 33-75248) on Form S-6 and to the reference to our firm under the heading "Independent Auditors" in the prospectus.




                                                  /s/ KPMG LLP
                                                  KPMG LLP

Hartford, Connecticut
April 18, 2000